Exhibit 5

Anchor National Life Insurance Company 1 SunAmerica Center Los Angeles, CA 90067-6022	New Business Documents With Checks P.O. Box 100330 Pasadena, CA 91189-0001 Without Checks P.O. Box 54299 Los Angeles, CA 90054-0299	Overnight With Checks BONPC 1111 Arroyo Parkway Suite 150 Lock Box 10330 Pasadena, CA 91105

VARIABLE ANNUITY APPLICATION	ANA-564 (3/02)
Please print or type.

A. OWNER/PARTICIPANT

Last Name	First Name	Middle Initial

Street Address

City State Zip Code

Mo. Day Year	☐ M ☐ F	rrrr	( )	rrrrr
Date of Birth	Sex	SSN or TIN	Telephone Number	Email Address
JOINT OWNER/PARTICIPANT: (If
Applicable)
Last Name First Name Middle Initial

Mo. Day Year	☐ M ☐ F	rrrr	yyyy	( )
Date of Birth	Sex	SSN	Relationship to Participant	Telephone Number

B. ANNUITANT (Complete only if different from Owner/Participant)

Last Name	First Name	Middle Initial

Street Address

City State Zip Code

Mo. Day Year	☐ M ☐ F	eee	( )
Date of Birth	Sex	SSN	Telephone Number
JOINT ANNUITANT (If Applicable):
Last Name First Name Middle Initial

Mo. Day Year	☐ M ☐ F	eee	( )
Date of Birth	Sex	SSN	Telephone Number

C. OPTIONAL ELECTIONS (See your financial representative and the prospectus for information about optional elections.)

OPTIONAL DEATH BENEFIT ELECTIONS: This optional benefit may only be chosen at the time of application. Once any Optional Death Benefit is selected, it replaces the standard death benefit in the Contract and the option cannot be terminated or changed. The Owner/Participant may select one Optional Death Benefit from Section I below. If an Optional Death Benefit is selected from Section I the Owner/Participant may also elect the Optional Death Benefit Enhancement in Section II below.

I.	☐ Purchase Payment Accumulation ☐ Maximum Anniversary Value
The Optional Death Benefits referenced above are available through age 80 (See prospectus for details).

II.
☐ Estate Plus—Optional Death Benefit Enhancement: This feature is offered as an enhancement to the Optional Death Benefit selected above and is not available if the Optional Death Benefit above is not selected. This option is available through issue age 80 (See the prospectus for details).

III.

D. BENEFICIARY (Please list additional beneficiaries, if any, in the special instructions section)

☑ Primary
	Last Name	First Name	M I	Relationship	Percentage
☐ Primary ☐ Contingent
	Last Name	First Name	M I	Relationship	Percentage
☐ Primary ☐ Contingent
	Last Name	First Name	M I	Relationship	Percentage

ANA-564 (3/02)

E. TYPE OF CONTRACT / CERTIFICATE (If this is a transfer or 1035 Exchange, please complete form [SA2500RL(2/01)] and submit it with this Application Form)

☐ QUALIFIED PLAN        MINIMUM [$2,000]                                  PLEASE INDICATE SPECIFIC QUALIFIED PLAN TYPE BELOW:
☐ IRA (tax year __________ )                                ☐ IRA TRANSFER                                ☐ IRA ROLLOVER                                ☐ ROTH IRA
☐ 401(K)                        ☐ 457                        ☐ KEOGH                        ☐ SEP                        ☐ TSA                        ☐ Other ______

☐ NON-QUALIFIED PLAN    MINIMUM [$10,000]

☐ Check included with this Application form for $____________________

F. SPECIFIED ANNUITY DATE: Date annuity payments (“income payments”) begin. (Must be at least 2 years after the Contract/Certificate Date. Maximum annuitization age is the later of the Participant’s 95th birthday or 10 years after Contract/Certificate Date. Note: If left blank, the Annuity Date will default to the maximum for nonqualified and to 70½ for qualified Certificates.)

Month Day Year

G. SPECIAL FEATURES (OPTIONAL)

☐	SYSTEMATIC WITHDRAWAL: Include Form Number [SA-5550SW (8/00)] with this Participant Enrollment Form.
☐	AUTOMATIC ASSET REBALANCING: I request the accounts to be REBALANCED as designated in section K at the frequency initialed below:
(Select only one)         ______ Quarterly         ______ Semiannually         ______ Annually

H. TELEPHONE / INTERNET TRANSFERS AUTHORIZATION

I ☐ DO     ☐ DO NOT authorize telephone transfers, subject to the conditions set forth below. If no election is made, the Company will assume that you do authorize telephone or internet transfers. (North Dakota: If no election is made, the Company will assume you do NOT wish to authorize telephone transfers)

I ☐ DO     ☐ DO NOT authorize Internet transfers, subject to the conditions set forth below?

I authorize the Company to accept telephone and/or Internet instructions for transfers in any amount among investment options from anyone providing proper identification subject to restrictions and limitations contained in the Contract/Certificate and related prospectus, if any. I understand that I bear the risk of loss in the event of a telephone or Internet instruction not authorized by me. The Company will not be responsible for any losses resulting from unauthorized transactions if it follows reasonable procedures designed to verify the identity of the requestor and therefore, the Company will record telephone conversations containing transaction instructions, request personal identification information before acting upon telephone instructions and send written confirmation statements of transactions to the address of record. For Internet transfers the Company will require proper password or Internet authentication, keep records of all such transactions and send confirmations to the address of record.

Do you authorize the delivery of the prospectus and other required documentation to your personal Internet Address in lieu of receipt by mail?
☐ YES     ☐ NO If Yes, You must indicate Your Email Address in the space provided on page 1.

I. ADDITIONAL INSTRUCTIONS (Additional Beneficiaries, Transfer Company Information; etc.)

J. DISCLOSURE NOTICES

The following Fraud Warning applies except in Virginia and the states noted below:

Fraud Warning: Any Person who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For Applicants in Kentucky: Fraud Warning: Any Person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime.

For Applicants in New Jersey: Fraud Warning: Any Person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

ANA-564 (3/02)

For Applicants in Florida: Fraud Warning: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For Applicants in Texas: Fraud Warning: Any Person who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of fraud.

For Applicants in Maine: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Arizona: Upon your written request, we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the contract and (2) the Contract Value on the date the returned contract is received by our company or agent.

K. INVESTMENT & DCA INSTRUCTIONS (Allocations must be expressed in whole percentages and total allocation must equal 100%)

Payment Allocations	DCA Target Allocations	Portfolio	Manager
Stock				DCA Program Source Account*
%	%	Alliance Growth	Alliance Capital Management, LP.	% 6 Month DCA Account
%	%	Global Equities	Alliance Capital Management, LP.	% 1 yr. DCA Account
%	%	Growth-Income	Alliance Capital Management, LP.
%	%	Small & Mid Cap Value	Alliance Bernstein Inst. Investment Mgmt.
* DCA Program will begin 30 days from the date of deposit. Please indicate the variable investment target account(s) in the spaces provided. Total must equal 100%. The total minimum transfer amount is $100. We reserve the right to adjust the number of transfers in order to meet the minimum transfer amount.

%	%	AFS Global Growth	Capital Research and Mgmt. Company
%	%	AFS Growth	Capital Research and Mgmt. Company
%	%	AFS Growth-Income	Capital Research and Mgmt. Company
%	%	Davis Venture Value	Davis Selected Advisers, L.P.
%	%	Real Estate	Davis Selected Advisers, L.P.
%	%	Federated Value	Federated Investors
%	%	Telecom Utility	Federated Investors
%	%	Goldman Sachs Research	Goldman Sachs Asset Management
%	%	Lord Abbett Growth & Income	Lord Abbett & Co.
%	%	Marsico Growth	Marsico Capital Management, LLC
%	%	MFS Growth and Income	Massachusetts Financial Services Company
%	%	MFS Mid-Cap Growth	Massachusetts Financial Services Company
%	%	Emerging Markets	Putnam Investment Mgmt, Inc.
%	%	Int’l Growth and Income	Putnam Investment Mgmt, Inc.
%	%	Putnam Growth	Putnam Investment Mgmt, Inc.
%	%	Aggressive Growth	SunAmerica Asset Management Corp.
%	%	Blue Chip Growth	SunAmerica Asset Management Corp.
%	%	“Dogs” of Wall Street	SunAmerica Asset Management Corp.
%	%	Growth Opportunities	SunAmerica Asset Management Corp.
%	%	Foreign Value	Templeton Investment Council, Inc.
%	%	Int’l Diversified Equities	Van Kampen Asset Management Corp.
%	%	Technology	Van Kampen Asset Management Corp.
%	%	Comstock	Van Kampen Asset Management Corp.
%	%	Emerging Growth	Van Kampen Asset Management Corp.
%	%	Growth and Income	Van Kampen Asset Management Corp.
%	%	Capital Appreciation	Wellington Management Company LLP
%	%	Growth	Wellington Management Company LLP
%	%	Natural Resources	Wellington Management Company LLP

Balanced
%	%	MFS Total Return	Massachusetts Financial Services Company
%	%	SunAmerica Balanced	SunAmerica Asset Management Corp.
%	%	Asset Allocation	WM Advisors, Inc.

Bond
%	%	Corporate Bond	Federated Investors
%	%	Global Bond	Goldman Sachs Asset Management International
%	%	High-Yield Bond	SunAmerica Asset Management Corp.
%	%	Worldwide High Income	Van Kampen Asset Management, Inc.
%	%	Government & Quality Bond	Wellington Management Company LLP

Cash
%	%	Cash Management	Banc of America Capital Management, LLC.

Asset Allocation Models
Allocate % to:
☐ Model A	☐ Model B	☐ Model C	☐ Model D	☐ Model E

L. STATEMENT OF PARTICIPANT

Do you have any existing life insurance or annuity contracts?  ☐  Yes    ☐  No    If yes, will this Contract/Certificate replace an existing life insurance or annuity contract?  ☐ Yes    ☐  No    (If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)

$
Company Name	Contract Number	Estimated Transfer Amount

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this Application Form shall be a part of any Contract/Certificate issued by the Company. I verify my understanding that all Purchase Payments and values provided by the Contract/Certificate, when based on investment experience of the Variable Portfolios, are variable and not guaranteed as to dollar amount. If the return of Purchase Payments is required under the Right to Examine Provision of the Contract/Certificate, I understand that the Company reserves the right to allocate my Purchase Payment(s) to the Cash Management Portfolio until the end of the Right to Examine period. I further understand that at the end of the Right to Examine period, the Company will allocate my funds according to my investment instructions. I acknowledge receipt of the current prospectuses for Variable Annuity the American Funds Insurance Series Trust, Anchor Series Trust, Lord Abbett Series Fund, Inc. Trust, SunAmerica Series Trust, and Van Kampen Life Investment Trust prospectuses. I have read them carefully and understand their contents. After consulting with my registered representative, I confirm that this variable annuity is suitable to my objectives and needs.

Signed at
City	State	Date

Owner’s/Participant’s Signature		Joint Owner/Participant’s Signature (If Applicable)

Registered Representative’s Signature

M. LICENSED / REGISTERED REPRESENTATIVE INFORMATION

Will this Contract/Certificate replace in whole or in part any existing life insurance or annuity contract? ☐ Yes ☐ No

Printed Name of Registered Representative		Social Security Number

Representative’s Street Address	City	State	Zip

( )
Broker/Dealer Firm Name	Representative’s Phone Number	Licensed Agent ID Number	Representative’s Email Address

☐ Option 1 ☐ Option 2 ☐ Option 3 ☐ Option 4 (Check your home office for availability)

For Office Use Only

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